UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2011

BofI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12777 High Bluff Drive, Suite 100, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 350-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2011, BofI Holding, Inc. (the "Registrant"), consummated an agreement to lease offices located at 4350 La Jolla Village Drive, Suite 600, San Diego, California 92122, which will be the future site of the Company's headquarters. The full-service 92 month office space lease commences on November 1, 2012 (the "Lease") and was executed between BofI Holding, Inc. and La Jolla Village, LLC.

The Company intends to relocate from its existing office located at 12777 High Bluff Drive, San Diego, CA 92130 which is currently under lease until October 31, 2012 (the "Old Lease").

The Lease of the new facility covers office space of approximately 39,823 square feet with options and first rights, which provides approximately 18,000 more square feet in the same building. The Company's office space under the Old Lease is approximately 31,929 square feet.

The base rent called for under the Lease is as follows (subject to change under certain circumstances as provided in the Lease):

Period	Monthly Base Rent	Annual Base Rent
11/1/2012 - 10/31/2013*	$98,249.00	$1,178,988.00
11/1/2013 - 10/31/2014	$102,615.00	$1,231,380.00
11/1/2014 - 10/31/2015	$107,418.00	$1,289,016.00
11/1/2015 - 10/31/2016	$112,222.00	$1,346,664.00
11/1/2016 - 10/31/2017	$117,025.00	$1,404,300.00
11/1/2017 - 10/31/2018	$122,265.00	$1,467,180.00
11/1/2018 - 10/31/2019	$127,941.00	$1,535,292.00
11/1/2019 - 06/30/2020	$133,618.00	$1,068,944.00

* Months 2 through 9 of the base rent have been abated.

The Company is also responsible for operating costs in excess of base year during the Lease term.

A copy of the Lease is attached hereto as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

99.1 Lease between La Jolla Village, LLC and BofI Holding, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI HOLDING, INC.

Date: December 9, 2011	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
Executive Vice President and Chief Financial Officer